Exhibit 99.1

FOR IMMEDIATE RELEASE
ATTENTION: FINANCIAL AND BUSINESS EDITORS

Contact:	John H. Watt, Jr., President and CEO
Scott A. Kingsley, Executive Vice President and CFO
NBT Bancorp Inc.
52 South Broad Street
Norwich, NY 13815
607-337-6589

NBT BANCORP INC. ANNOUNCES NET INCOME OF $154.9 MILLION ($3.54 PER DILUTED COMMON SHARE); APPROVES DIVIDEND

NORWICH, NY (January 26, 2022) – NBT Bancorp Inc. (“NBT” or the “Company”) (NASDAQ: NBTB) reported net income and diluted earnings per share for the quarter and year ended December 31, 2021.

Net income for the year ended December 31, 2021 was $154.9 million, up 48.4% from $104.4 million for the prior year primarily due to changes in the estimated impact of the COVID-19 pandemic on expected credit losses. Diluted earnings per share for the year ended December 31, 2021 was $3.54, as compared with $2.37 for the prior year, an increase of 49.4%.

Pre-provision net revenue (“PPNR”)1 for the year ended December 31, 2021 was $195.3 million compared to $193.4 million in the prior year. The increase in PPNR from the prior year reflected higher net interest income and higher noninterest income partly offset by higher noninterest expense. Income from Paycheck Protection Program (“PPP”) loans increased $7.1 million from the prior year.

Net income for the three months ended December 31, 2021 was $37.3 million, or $0.86 per diluted common share. Net income increased $3.1 million from the fourth quarter of 2020, primarily due to higher net interest income and higher noninterest income, partly offset by higher provision for loan losses. The fourth quarter 2021 provision for loan losses was $3.1 million compared to the fourth quarter 2020 provision release of $0.6 million. Quarterly net income was consistent with the previous quarter and reflected improved revenue generation offset by a higher provision for loan losses and higher noninterest expense.

PPNR1 for the fourth quarter of 2021 was $51.5 million compared to $47.4 million in the previous quarter and $48.2 million in the fourth quarter of 2020. Income from PPP loans increased $4.7 million and $1.9 million from the previous quarter and the fourth quarter of 2020, respectively.

CEO Comments

“Our fourth quarter and full-year results for 2021 reflect the hard work of our team, and our strong finish is the culmination of a record year,” said NBT President and CEO John H. Watt, Jr. “Our fee-based businesses achieved new levels of success year over year, and we saw digital adoption continue to soar across our consumer and commercial platforms, including a 64% increase in consumer digital adoption. NBT has a strong and growing capital base, which provides us with optionality that will enable our dedicated and talented team to be successful in 2022. I am excited to welcome Heidi Hoeller as our newest director. With over 25 years of experience in public accounting and financial services, we look forward to adding her valuable perspective to our strategic thinking.”

Fourth Quarter Financial Highlights

Net Income	◾ Net income of $37.3 million ◾ Diluted earnings per share of $0.86
Net Interest Income / NIM
◾           Net interest income on a fully taxable equivalent basis was $85.5 million[1]
◾           Net interest margin (“NIM”) on a fully taxable equivalent basis was 3.08%[1], up 20 basis points (“bps”) from the prior quarter
◾           Total cost of deposits of 0.08%

PPNR	◾ PPNR[1] was $51.5 million compared to $47.4 million in the third quarter of 2021 and $48.2 million in the fourth quarter of 2020
Loans and Credit Quality
◾           Period end total loans were $7.5 billion at December 31, 2021
◾           Excluding $101 million and $431 million of PPP loans at December 31, 2021 and December 31, 2020, respectively, period end loans increased $329 million or 5% from December 31, 2020
◾           Allowance for loan losses to total loans of 1.23% (1.24% excluding PPP loans), was consistent with the third quarter 2021 (down 4 bps excluding PPP loans)
◾           Net charge-offs to average loans were 0.22%, annualized (0.22% excluding PPP loans)
◾           Nonperforming loans to total loans were 0.44% (0.44% excluding PPP loans), down from 0.51% (0.53% excluding PPP loans) in the prior quarter

Capital	◾ Tangible book value per share[2] grew 1% for the quarter and 8% from prior year to $22.26 at December 31, 2021 ◾ Tangible equity to assets of 8.20%[1] ◾ CET1 ratio of 12.25%; Leverage ratio of 9.41%

Loans

◾	Period end total loans were $7.5 billion at December 31, 2021 and December 31, 2020.
◾
Excluding PPP loans, period end loans increased $329 million from December 31, 2020. Commercial and industrial loans increased $37.9 million to $1.5 billion; commercial real estate loans increased $124.7 million to $2.3 billion; and total consumer loans increased $166.6 million to $3.6 billion.

◾	Total PPP loans as of December 31, 2021 were $101 million (net of unamortized fees). The following PPP loan activity occurred during the fourth quarter of 2021:
o	$182.6 million of loans forgiven
o	$7.5 million of interest and fees recognized into interest income, compared to $2.9 million for the third quarter of 2021
◾	Commercial line of credit utilization rate was 21% at December 31, 2021 compared to 21% at September 30, 2021 and 22% at December 31, 2020.

Deposits

◾	Average total deposits in the fourth quarter of 2021 were $10.2 billion, compared to $10.0 billion in the third quarter of 2021, driven by increases in checking and money market deposit accounts.
◾	Loan to deposit ratio was 73.3% at December 31, 2021, compared to 82.6% at December 31, 2020.

Net Interest Income and Net Interest Margin

◾
Net interest income for the fourth quarter of 2021 was $85.2 million, which was up $7.5 million or 9.7% from the third quarter of 2021 and up $5.1 million or 6.3% from the fourth quarter of 2020. PPP income of $7.5 million was $4.7 million higher in the fourth quarter of 2021 compared to the prior quarter.

◾
The NIM on a fully taxable equivalent (“FTE”) basis for the fourth quarter of 2021 was 3.08%, up 20 bps from the third quarter of 2021 and down 12 bps from the fourth quarter of 2020. Excluding the impact of PPP interest and fees and excess liquidity from each quarter, the NIM increased 5 bps from the prior quarter primarily due to a 3 bp increase in earning asset yields and a 2 bp decline in the cost of interest-bearing liabilities. The net impact of income from PPP loans and excess liquidity negatively impacted the NIM by 11 bps in the fourth quarter of 2021 compared to a negative 26 bps impact in the third quarter of 2021.

◾
Earning asset yields for the three months ended December 31, 2021 were up 18 bps from the prior quarter and down 23 bps from the same quarter in the prior year. Earning assets grew $289.7 million or 2.7% from the prior quarter and grew $1.0 billion or 10.3% from the same quarter in the prior year. The following are highlights comparing the fourth quarter of 2021 to the prior quarter:

o	Excess liquidity resulted in a $131.7 million increase in the average balances of short-term interest-bearing accounts with a yield of 0.16%.
o	The average balance of investment securities increased $168.7 million while yields declined 7 bps.
o	Loan yields increased 36 bps to 4.20% for the quarter. Excluding PPP loans, yields increased 3 bps from the prior quarter.
◾	Total cost of deposits was 0.08% for the fourth quarter of 2021, down 2 bps from the prior quarter and down 9 bps from the same period in the prior year.
◾
The cost of interest-bearing liabilities for the three months ended December 31, 2021 was 0.24%, down 3 bps compared to the prior quarter of 0.27% and down 16 bps from the fourth quarter of 2020 of 0.40%.

Credit Quality and Allowance for Credit Losses

◾	Net charge-offs to total average loans of 22 bps compared to 11 bps (12 bps excluding PPP loans) in the prior quarter and 21 bps (22 bps excluding PPP loans) in the fourth quarter of 2020.
◾
Nonperforming assets to total assets was 0.27% (0.28% excluding PPP loans) compared to 0.33% (0.34% excluding PPP loans) at September 30, 2021 and 0.45% (0.47% excluding PPP loans) at December 31, 2020.

◾
Provision expense for the three months ended December 31, 2021 was $3.1 million with net charge-offs of $4.1 million. Provision expense was $6.4 million higher than the third quarter of 2021 and $3.7 million higher than fourth quarter of 2020. The increase in provision expense from the prior quarter and the fourth quarter of 2020 was driven by changes in the economic forecast, loan growth and the resultant required level of allowance for loan losses.

◾
The allowance for loan losses was $92.0 million or 1.23% (1.24% excluding PPP loans and related allowance) of total loans at December 31, 2021, compared to 1.23% (1.28% excluding PPP loans and related allowance) of total loans at September 30, 2021 and 1.47% (1.56% excluding PPP loans and related allowance) of total loans at December 31, 2020. The decrease in the level of allowance for credit losses was primarily due to the positive impact the forecasted improving economic conditions had on expected credit losses partly offset by the increase in loan balances.

◾	The reserve for unfunded loan commitments decreased to $5.1 million at December 31, 2021 compared to the prior quarter at $5.3 million.

Noninterest Income

◾
Total noninterest income, excluding securities gains (losses), was $41.1 million for the three months ended December 31, 2021, up $0.7 million from the prior quarter and up $3.2 million from the prior year quarter.

◾	Service charges on deposit accounts were higher than the prior quarter and the fourth quarter of 2020 but still below pre-pandemic levels.
◾	ATM and debit card fees were comparable to the prior quarter and higher than the fourth quarter of 2020 due to increased volume and modestly higher per transaction rates.
◾	Retirement plan administration fees were higher than the prior quarter and higher than the fourth quarter of 2020 driven by market performance and organic growth in relationships.
◾	Wealth management fees were comparable to the prior quarter and higher than the fourth quarter of 2020 aided by market performance and additional new customers.
◾	Other noninterest income decreased from the prior quarter and the fourth quarter of 2020 due principally to lower swap fee income.

Noninterest Expense

◾	Total noninterest expense for the fourth quarter of 2021 was up 3.1% from the previous quarter and comparable to the fourth quarter of 2020.
◾	Salaries and benefits were consistent with the prior quarter and up $3.1 million from the fourth quarter of 2020 due to increased salaries and wages and higher levels of incentive compensation.
◾	Occupancy expense increased from the prior quarter and the fourth quarter of 2020 driven by seasonally higher repair and maintenance costs.
◾
Professional fees and outside services expense were higher than the prior quarter and the fourth quarter of 2020 due to higher costs associated with several digital and other technology-related initiatives.

◾	Advertising and marketing expenses were higher than the prior quarter and the fourth quarter of 2020 due to timing of refreshed collateral and messaging materials.
◾	Other expenses decreased from the prior quarter and the fourth quarter of 2020. The decrease from the prior year was primarily due to a $4.1 million expense in 2020 for branch optimization charges.

Income Taxes

◾
The effective tax rate was 22.4% for the fourth quarter of 2021 compared to 22.8% for the third quarter of 2021 and 21.6% for the fourth quarter of 2020. The higher effective tax rate compared to the fourth quarter of 2020 was due to the change in the level of taxable income to bring the full year effective tax rate to 22.5%.

Capital

◾	Capital ratios remain strong with tangible common equity to tangible assets[1] at 8.20%. Tangible book value per share[2] grew 1% from the prior quarter and 8% from the prior year quarter to $22.26.
◾	December 31, 2021, CET1 capital ratio of 12.25%, leverage ratio of 9.41% and total risk-based capital ratio of 15.73%.

Dividend and Stock Repurchase

◾
The Board of Directors approved a first-quarter cash dividend of $0.28 per share at a meeting held today. The dividend will be paid on March 15, 2022 to shareholders of record as of March 1, 2022. The cash dividend is $0.01 or 3.7% higher than the dividend paid in the first quarter of 2021. The $0.28 cash dividend has an effective yield of 2.85% as of the market close on January 21, 2022.

◾
The Company purchased 204,637 shares of common stock during the fourth quarter of 2021 at a weighted average price of $37.29 excluding commissions. The repurchase program under which these shares were purchased expired on December 31, 2021.

◾	On December 20, 2021, the Board of Directors authorized a repurchase program for NBT to repurchase up to 2,000,000 shares of its outstanding common stock. This plan expires on December 31, 2023.

Conference Call and Webcast

The Company will host a conference call at 8:30 a.m. (Eastern) Thursday, January 27, 2022, to review fourth quarter 2021 financial results. The audio webcast link, along with the corresponding presentation slides, will be available on the Company’s Event Calendar page at https://stockholderinfo.nbtbancorp.com/events-calendar/upcoming-events and will be archived for twelve months.

Corporate Overview

NBT Bancorp Inc. is a financial holding company headquartered in Norwich, NY, with total assets of $12.0 billion at December 31, 2021. The Company primarily operates through NBT Bank, N.A., a full-service community bank, and through two financial services companies. NBT Bank, N.A. has 140 banking locations in New York, Pennsylvania, Vermont, Massachusetts, New Hampshire, Maine and Connecticut. EPIC Retirement Plan Services, based in Rochester, NY, is a full-service retirement plan administration and recordkeeping firm. NBT Insurance Agency, LLC, based in Norwich, NY, is a full-service insurance agency. More information about NBT and its divisions is available online at: www.nbtbancorp.com, www.nbtbank.com, www.epicrps.com and www.nbtinsurance.com.

Forward-Looking Statements

This news release contains forward-looking statements, as defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by the use of phrases such as “anticipate,” “believe,” “expect,” “forecasts,” “projects,” “will,” “can,” “would,” “should,” “could,” “may,” or other similar terms. There are a number of factors, many of which are beyond the Company’s control that could cause actual results to differ materially from those contemplated by the forward-looking statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among others, the following possibilities: (1) local, regional, national and international economic conditions and the impact they may have on the Company and its customers and the Company’s assessment of that impact; (2) changes in the level of nonperforming assets and charge-offs; (3) changes in estimates of future reserve requirements based upon the periodic review thereof under relevant regulatory and accounting requirements; (4) the effects of and changes in trade and monetary and fiscal policies and laws, including the interest rate policies of the Federal Reserve Board (“FRB”); (5) inflation, interest rate, securities market and monetary fluctuations; (6) political instability; (7) acts of war or terrorism; (8) the timely development and acceptance of new products and services and perceived overall value of these products and services by users; (9) changes in consumer spending, borrowings and savings habits; (10) changes in the financial performance and/or condition of the Company’s borrowers; (11) technological changes; (12) acquisitions and integration of acquired businesses; (13) the ability to increase market share and control expenses; (14) changes in the competitive environment among financial holding companies; (15) the effect of changes in laws and regulations (including laws and regulations concerning taxes, banking, securities and insurance) with which the Company and its subsidiaries must comply, including those under the Dodd-Frank Act, Economic Growth, Regulatory Relief, Consumer Protection Act of 2018, Coronavirus Aid, Relief and Economic Security Act (“CARES Act”), and other legislative and regulatory responses to the coronavirus (“COVID-19”) pandemic; (16) the effect of changes in accounting policies and practices, as may be adopted by the regulatory agencies, as well as the Public Company Accounting Oversight Board, the Financial Accounting Standards Board (“FASB”) and other accounting standard setters; (17) changes in the Company’s organization, compensation and benefit plans; (18) the costs and effects of legal and regulatory developments including the resolution of legal proceedings or regulatory or other governmental inquiries and the results of regulatory examinations or reviews; (19) greater than expected costs or difficulties related to the integration of new products and lines of business; (20) the adverse impact on the U.S. economy, including the markets in which we operate, of the COVID-19 global pandemic; and (21) the Company’s success at managing the risks involved in the foregoing items.

Currently, one of the most significant factors that could cause actual outcomes to differ materially from the Company’s forward-looking statements is the potential adverse effect of the current COVID-19 pandemic on the financial condition, results of operations, cash flows and performance of the Company, its customers and the global economy and financial markets. The extent to which the COVID-19 pandemic impacts the Company will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the scope, severity and duration of the pandemic, treatment developments, public adoption rates of COVID-19 vaccines, including booster shots, and their effectiveness against emerging variants of COVID-19, including the Delta and Omicron variants, the impact of the COVID-19 pandemic on the Company’s customers and demand for financial services, the actions governments, businesses and individuals take in response to the pandemic, the impact of the COVID-19 pandemic and actions taken in response to the pandemic on global and regional economies, national and local economic activity, and the pace of recovery when the COVID-19 pandemic subsides, among others. Moreover, investors are cautioned to interpret many of the risks identified under the section entitled “Risk Factors” in our Form 10-K for the year ended December 31, 2020 as being heightened as a result of the ongoing and numerous adverse impacts of the COVID-19 pandemic. The Company cautions readers not place undue reliance on any forward-looking statements, which speak only as of the date made, and advises readers that various factors including, but not limited to, those described above and other factors discussed in the Company’s annual and quarterly reports previously filed with the SEC, could affect the Company’s financial performance and could cause the Company’s actual results or circumstances for future periods to differ materially from those anticipated or projected. Unless required by law, the Company does not undertake, and specifically disclaims any obligations to, publicly release any revisions that may be made to any forward-looking statements to reflect the occurrence of anticipated or unanticipated events or circumstances after the date of such statements.

Non-GAAP Measures

This press release contains financial information determined by methods other than in accordance with accounting principles generally accepted in the United States of America (“GAAP”). Where non-GAAP disclosures are used in this press release, the comparable GAAP measure, as well as a reconciliation to the comparable GAAP measure, is provided in the accompanying tables. Management believes that these non-GAAP measures provide useful information that is important to an understanding of the results of the Company’s core business as well as provide information standard in the financial institution industry. Non-GAAP measures should not be considered a substitute for financial measures determined in accordance with GAAP and investors should consider the Company’s performance and financial condition as reported under GAAP and all other relevant information when assessing the performance or financial condition of the Company. Amounts previously reported in the consolidated financial statements are reclassified whenever necessary to conform to current period presentation.

NBT Bancorp Inc. and Subsidiaries
Selected Financial Data
(unaudited, dollars in thousands except per share data)

	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Profitability:
Diluted earnings per share	$0.86	$0.86	$0.92	$0.91	$0.78
Weighted average diluted common shares outstanding	43,574,539	43,631,497	43,792,940	43,889,889	43,973,971
Return on average assets[3]	1.23%	1.26%	1.39%	1.46%	1.24%
Return on average equity[3]	11.89%	12.04%	13.42%	13.57%	11.59%
Return on average tangible common equity1 3	15.70%	15.97%	17.93%	18.24%	15.71%
Net interest margin1 3	3.08%	2.88%	3.00%	3.17%	3.20%

	12 Months Ended December 31,
	2021	2020
Profitability:
Diluted earnings per share	$3.54	$2.37
Weighted average diluted common shares outstanding	43,718,804	43,988,623
Return on average assets	1.33%	0.99%
Return on average equity	12.71%	9.09%
Return on average tangible common equity[1]	16.92%	12.48%
Net interest margin[1]	3.03%	3.31%

	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Balance sheet data:
Short-term interest-bearing accounts	$1,111,296	$1,131,074	$883,758	$972,195	$512,686
Securities available for sale	1,687,361	1,576,030	1,534,733	1,387,028	1,348,698
Securities held to maturity	733,210	683,103	622,351	592,999	616,560
Net loans	7,406,459	7,473,442	7,419,127	7,528,459	7,388,885
Total assets	12,012,111	11,994,411	11,574,947	11,537,253	10,932,906
Total deposits	10,234,469	10,195,178	9,785,257	9,815,930	9,081,692
Total borrowings	311,476	313,311	304,110	308,766	406,731
Total liabilities	10,761,658	10,752,954	10,349,891	10,346,272	9,745,288
Stockholders’ equity	1,250,453	1,241,457	1,225,056	1,190,981	1,187,618

Capital:
Equity to assets	10.41%	10.35%	10.58%	10.32%	10.86%
Tangible equity ratio[1]	8.20%	8.13%	8.28%	8.00%	8.41%
Book value per share	$28.97	$28.65	$28.19	$27.43	$27.22
Tangible book value per share[2]	$22.26	$21.95	$21.50	$20.71	$20.52
Leverage ratio	9.41%	9.47%	9.40%	9.60%	9.56%
Common equity tier 1 capital ratio	12.25%	12.20%	12.12%	12.13%	11.84%
Tier 1 capital ratio	13.43%	13.39%	13.34%	13.38%	13.09%
Total risk-based capital ratio	15.73%	15.74%	15.78%	15.92%	15.62%
Common stock price (end of period)	$38.52	$36.12	$35.97	$39.90	$32.10

NBT Bancorp Inc. and Subsidiaries
Asset Quality and Consolidated Loan Balances
(unaudited, dollars in thousands)

	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Asset quality:
Nonaccrual loans	$30,285	$35,737	$40,550	$43,399	$44,647
90 days past due and still accruing	2,458	2,940	2,575	2,155	3,149
Total nonperforming loans	32,743	38,677	43,125	45,554	47,796
Other real estate owned	167	859	798	1,318	1,458
Total nonperforming assets	32,910	39,536	43,923	46,872	49,254
Allowance for loan losses	92,000	93,000	98,500	105,000	110,000

Asset quality ratios (total):
Allowance for loan losses to total loans	1.23%	1.23%	1.31%	1.38%	1.47%
Total nonperforming loans to total loans	0.44%	0.51%	0.57%	0.60%	0.64%
Total nonperforming assets to total assets	0.27%	0.33%	0.38%	0.41%	0.45%
Allowance for loan losses to total nonperforming loans	280.98%	240.45%	228.41%	230.50%	230.14%
Past due loans to total loans[4]	0.29%	0.46%	0.26%	0.22%	0.37%
Net charge-offs to average loans[3]	0.22%	0.11%	0.07%	0.12%	0.21%

Asset quality ratios (excluding paycheck protection program):
Allowance for loan losses to total loans	1.24%	1.28%	1.38%	1.48%	1.56%
Total nonperforming loans to total loans	0.44%	0.53%	0.60%	0.64%	0.68%
Total nonperforming assets to total assets	0.28%	0.34%	0.39%	0.43%	0.47%
Allowance for loan losses to total nonperforming loans	280.96%	240.42%	228.36%	230.44%	230.10%
Past due loans to total loans[4]	0.29%	0.48%	0.27%	0.23%	0.39%
Net charge-offs to average loans[3]	0.22%	0.12%	0.07%	0.13%	0.22%

	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Allowance for loan losses as a percentage of loans by segment:
Commercial & industrial	0.78%	0.83%	1.11%	1.20%	1.34%
Commercial real estate	0.78%	0.93%	1.26%	1.48%	1.49%
Paycheck protection program	0.01%	0.01%	0.01%	0.01%	0.01%
Residential real estate	0.92%	0.93%	0.98%	1.03%	1.07%
Auto	0.79%	0.78%	0.76%	0.78%	0.93%
Other consumer	4.49%	4.57%	4.27%	4.34%	4.55%
Total	1.23%	1.23%	1.31%	1.38%	1.47%
Total excluding PPP loans	1.24%	1.28%	1.38%	1.48%	1.56%

	2021				2020
Loans by line of business:	4th Q	3rd Q	2nd Q	1st Q	4th Q
Commercial	$1,489,414	$1,466,597	$1,479,258	$1,466,841	$1,451,560
Commercial real estate	2,321,193	2,320,341	2,265,754	2,242,289	2,196,477
Paycheck protection program	101,222	276,195	359,738	536,494	430,810
Residential real estate mortgages	1,571,232	1,549,684	1,512,354	1,478,216	1,466,662
Indirect auto	859,454	873,860	899,324	913,083	931,286
Specialty lending	778,291	692,919	602,585	577,509	579,644
Home equity	330,357	339,316	351,469	369,633	387,974
Other consumer	47,296	47,530	47,145	49,394	54,472
Total loans	$7,498,459	$7,566,442	$7,517,627	$7,633,459	$7,498,885

PPP unamortized fees (dollars in millions)	$3.4	$10.5	$12.6	$14.2	$6.9

NBT Bancorp Inc. and Subsidiaries
Consolidated Balance Sheets
(unaudited, dollars in thousands)

	December 31, 2021	December 31, 2020
Assets
Cash and due from banks	$157,775	$159,995
Short-term interest-bearing accounts	1,111,296	512,686
Equity securities, at fair value	33,550	30,737
Securities available for sale, at fair value	1,687,361	1,348,698
Securities held to maturity (fair value $735,260 and $636,827, respectively)	733,210	616,560
Federal Reserve and Federal Home Loan Bank stock	25,098	27,353
Loans held for sale	830	1,119
Loans	7,498,459	7,498,885
Less allowance for loan losses	92,000	110,000
Net loans	$7,406,459	$7,388,885
Premises and equipment, net	72,093	74,206
Goodwill	280,541	280,541
Intangible assets, net	8,927	11,735
Bank owned life insurance	228,238	186,434
Other assets	266,733	293,957
Total assets	$12,012,111	$10,932,906

Liabilities and stockholders’ equity
Demand (noninterest bearing)	$3,689,556	$3,241,123
Savings, NOW and money market	6,043,441	5,207,090
Time	501,472	633,479
Total deposits	$10,234,469	$9,081,692
Short-term borrowings	97,795	168,386
Long-term debt	13,995	39,097
Subordinated debt, net	98,490	98,052
Junior subordinated debt	101,196	101,196
Other liabilities	215,713	256,865
Total liabilities	$10,761,658	$9,745,288

Total stockholders’ equity	$1,250,453	$1,187,618

Total liabilities and stockholders’ equity	$12,012,111	$10,932,906

NBT Bancorp Inc. and Subsidiaries
Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2021	2020	2021	2020
Interest, fee and dividend income
Interest and fees on loans	$79,470	$76,863	$302,175	$307,859
Securities available for sale	6,101	5,478	23,305	22,434
Securities held to maturity	3,097	3,532	12,551	15,283
Other	639	568	1,845	2,706
Total interest, fee and dividend income	$89,307	$86,441	$339,876	$348,282
Interest expense
Deposits	$2,132	$3,887	$10,714	$22,070
Short-term borrowings	28	193	158	3,408
Long-term debt	88	369	389	1,553
Subordinated debt	1,360	1,339	5,437	2,842
Junior subordinated debt	518	545	2,090	2,731
Total interest expense	$4,126	$6,333	$18,788	$32,604
Net interest income	$85,181	$80,108	$321,088	$315,678
Provision for loan losses	3,097	(607)	(8,257)	51,134
Net interest income after provision for loan losses	$82,084	$80,715	$329,345	$264,544
Noninterest income
Service charges on deposit accounts	$3,804	$3,588	$13,348	$13,201
ATM and debit card fees	7,958	6,776	31,301	25,960
Retirement plan administration fees	11,816	9,011	42,188	35,851
Wealth management fees	8,619	7,456	33,718	29,247
Insurance services	3,394	3,454	14,083	14,757
Bank owned life insurance income	1,629	1,733	6,217	5,743
Net securities (losses) gains	(2)	160	566	(388)
Other	3,893	5,937	16,373	21,905
Total noninterest income	$41,111	$38,115	$157,794	$146,276
Noninterest expense
Salaries and employee benefits	$44,118	$41,016	$172,580	$161,934
Occupancy	5,641	5,280	21,922	21,634
Data processing and communications	3,950	4,157	16,989	16,527
Professional fees and outside services	4,903	4,388	16,306	15,082
Equipment	5,607	5,395	21,854	19,889
Office supplies and postage	1,528	1,517	6,006	6,138
FDIC expense	798	739	3,041	2,688
Advertising	1,019	827	2,521	2,288
Amortization of intangible assets	651	822	2,808	3,395
Loan collection and other real estate owned, net	956	930	2,915	3,295
Other	5,934	10,133	20,339	24,863
Total noninterest expense	$75,105	$75,204	$287,281	$277,733
Income before income tax expense	$48,090	$43,626	$199,858	$133,087
Income tax expense	10,780	9,432	44,973	28,699
Net income	$37,310	$34,194	$154,885	$104,388
Earnings Per Share
Basic	$0.86	$0.78	$3.57	$2.39
Diluted	$0.86	$0.78	$3.54	$2.37

NBT Bancorp Inc. and Subsidiaries
Quarterly Consolidated Statements of Income
(unaudited, dollars in thousands except per share data)

	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Interest, fee and dividend income
Interest and fees on loans	$79,470	$72,817	$74,795	$75,093	$76,863
Securities available for sale	6,101	5,898	5,762	5,544	5,478
Securities held to maturity	3,097	2,976	3,096	3,382	3,532
Other	639	524	391	291	568
Total interest, fee and dividend income	$89,307	$82,215	$84,044	$84,310	$86,441
Interest expense
Deposits	$2,132	$2,548	$2,862	$3,172	$3,887
Short-term borrowings	28	28	32	70	193
Long-term debt	88	89	88	124	369
Subordinated debt	1,360	1,359	1,359	1,359	1,339
Junior subordinated debt	518	517	525	530	545
Total interest expense	$4,126	$4,541	$4,866	$5,255	$6,333
Net interest income	$85,181	$77,674	$79,178	$79,055	$80,108
Provision for loan losses	3,097	(3,342)	(5,216)	(2,796)	(607)
Net interest income after provision for loan losses	$82,084	$81,016	$84,394	$81,851	$80,715
Noninterest income
Service charges on deposit accounts	$3,804	$3,489	$3,028	$3,027	$3,588
ATM and debit card fees	7,958	8,172	8,309	6,862	6,776
Retirement plan administration fees	11,816	10,495	9,779	10,098	9,011
Wealth management fees	8,619	8,783	8,406	7,910	7,456
Insurance services	3,394	3,720	3,508	3,461	3,454
Bank owned life insurance income	1,629	1,548	1,659	1,381	1,733
Net securities (losses) gains	(2)	(100)	201	467	160
Other	3,893	4,222	4,426	3,832	5,937
Total noninterest income	$41,111	$40,329	$39,316	$37,038	$38,115
Noninterest expense
Salaries and employee benefits	$44,118	$44,190	$42,671	$41,601	$41,016
Occupancy	5,641	5,117	5,291	5,873	5,280
Data processing and communications	3,950	3,881	4,427	4,731	4,157
Professional fees and outside services	4,903	3,784	4,030	3,589	4,388
Equipment	5,607	5,577	5,493	5,177	5,395
Office supplies and postage	1,528	1,364	1,615	1,499	1,517
FDIC expense	798	772	663	808	739
Advertising	1,019	583	468	451	827
Amortization of intangible assets	651	663	682	812	822
Loan collection and other real estate owned, net	956	706	663	590	930
Other	5,934	6,232	5,416	2,757	10,133
Total noninterest expense	$75,105	$72,869	$71,419	$67,888	$75,204
Income before income tax expense	$48,090	$48,476	$52,291	$51,001	$43,626
Income tax expense	10,780	11,043	11,995	11,155	9,432
Net income	$37,310	$37,433	$40,296	$39,846	$34,194
Earnings Per Share
Basic	$0.86	$0.86	$0.93	$0.91	$0.78
Diluted	$0.86	$0.86	$0.92	$0.91	$0.78

NBT Bancorp Inc. and Subsidiaries
Average Quarterly Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates	Average Balance	Yield / Rates
	Q4 - 2021		Q3 - 2021		Q2 - 2021		Q1 - 2021		Q4 - 2020
Assets
Short-term interest-bearing accounts	$1,145,794	0.16%	$1,014,120	0.16%	$974,034	0.09%	$587,358	0.09%	$552,529	0.11%
Securities available for sale1 5	1,608,128	1.51%	1,513,071	1.55%	1,453,068	1.59%	1,346,380	1.67%	1,230,411	1.77%
Securities held to maturity1 5	730,988	1.82%	657,314	1.95%	604,582	2.23%	607,407	2.43%	640,422	2.36%
Investment in FRB and FHLB Banks	25,149	2.74%	25,154	1.91%	25,115	2.67%	25,606	2.45%	28,275	5.94%
Loans1 6	7,507,165	4.20%	7,517,839	3.84%	7,574,272	3.96%	7,574,337	4.02%	7,533,953	4.06%
Total interest-earning assets	$11,017,224	3.23%	$10,727,498	3.05%	$10,631,071	3.18%	$10,141,088	3.38%	$9,985,590	3.46%
Other assets	982,136		1,019,797		971,681		960,994		954,123
Total assets	$11,999,360		$11,747,295		$11,602,752		$11,102,082		$10,939,713

Liabilities and stockholders’ equity
Money market deposit accounts	$2,678,477	0.16%	$2,580,570	0.19%	$2,605,767	0.21%	$2,484,120	0.23%	$2,455,510	0.27%
NOW deposit accounts	1,551,846	0.05%	1,442,678	0.05%	1,454,751	0.05%	1,358,955	0.05%	1,315,370	0.05%
Savings deposits	1,725,004	0.05%	1,691,539	0.05%	1,660,722	0.05%	1,547,983	0.05%	1,465,562	0.05%
Time deposits	537,875	0.46%	565,216	0.62%	591,147	0.75%	615,343	0.93%	645,288	1.15%
Total interest-bearing deposits	$6,493,202	0.13%	$6,280,003	0.16%	$6,312,387	0.18%	$6,006,401	0.21%	$5,881,730	0.26%
Short-term borrowings	97,455	0.11%	99,703	0.11%	95,226	0.13%	115,182	0.25%	175,597	0.44%
Long-term debt	14,004	2.49%	14,029	2.52%	14,053	2.51%	19,913	2.53%	59,488	2.47%
Subordinated debt, net	98,422	5.48%	98,311	5.48%	98,204	5.55%	98,095	5.62%	97,984	5.44%
Junior subordinated debt	101,196	2.03%	101,196	2.03%	101,196	2.08%	101,196	2.12%	101,196	2.14%
Total interest-bearing liabilities	$6,804,279	0.24%	$6,593,242	0.27%	$6,621,066	0.29%	$6,340,787	0.34%	$6,315,995	0.40%
Demand deposits	3,719,070		3,676,883		3,542,176		3,319,024		3,178,410
Other liabilities	231,260		244,125		235,536		250,991		271,206
Stockholders’ equity	1,244,751		1,233,045		1,203,974		1,191,280		1,174,102
Total liabilities and stockholders’ equity	$11,999,360		$11,747,295		$11,602,752		$11,102,082		$10,939,713

Interest rate spread		2.99%		2.78%		2.89%		3.04%		3.06%
Net interest margin (FTE)[1]		3.08%		2.88%		3.00%		3.17%		3.20%

NBT Bancorp Inc. and Subsidiaries
Average Year-to-Date Balance Sheets
(unaudited, dollars in thousands)

	Average Balance	Interest	Yield/ Rates	Average Balance	Interest	Yield/ Rates
Twelve Months Ended December 31,	2021			2020
Assets
Short-term interest-bearing accounts	$932,086	$1,229	0.13%	$372,144	$610	0.16%
Securities available for sale1 5	1,480,969	23,305	1.57%	1,079,600	22,434	2.08%
Securities held to maturity1 5	650,431	13,586	2.09%	624,668	16,363	2.62%
Investment in FRB and FHLB Banks	25,255	616	2.44%	33,570	2,096	6.24%
Loans1 6	7,543,149	302,331	4.01%	7,461,795	308,080	4.13%
Total interest-earning assets	$10,631,890	$341,067	3.21%	$9,571,777	$349,583	3.65%
Other assets	983,809			942,274
Total assets	$11,615,699			$10,514,051

Liabilities and stockholders’ equity
Money market deposit accounts	$2,587,748	$5,117	0.20%	$2,320,947	$10,313	0.44%
NOW deposit accounts	1,452,560	738	0.05%	1,194,398	716	0.06%
Savings deposits	1,656,893	829	0.05%	1,393,436	745	0.05%
Time deposits	577,150	4,030	0.70%	733,073	10,296	1.40%
Total interest-bearing deposits	$6,274,351	$10,714	0.17%	$5,641,854	$22,070	0.39%
Short-term borrowings	101,838	158	0.16%	352,809	3,408	0.97%
Long-term debt	15,479	389	2.51%	62,990	1,553	2.47%
Subordinated debt, net	98,259	5,437	5.53%	51,394	2,842	5.53%
Junior subordinated debt	101,196	2,090	2.07%	101,196	2,731	2.70%
Total interest-bearing liabilities	$6,591,123	$18,788	0.29%	$6,210,243	$32,604	0.53%
Demand deposits	3,565,693			2,895,341
Other liabilities	240,434			259,992
Stockholders’ equity	1,218,449			1,148,475
Total liabilities and stockholders’ equity	$11,615,699			$10,514,051
Net interest income (FTE)[1]		$322,279			$316,979
Interest rate spread			2.92%			3.12%
Net interest margin (FTE)[1]			3.03%			3.31%
Taxable equivalent adjustment		$1,191			$1,301
Net interest income		$321,088			$315,678

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Pre-provision net revenue (“PPNR”)	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net income	37,310	37,433	40,296	39,846	34,194
Income tax expense	10,780	11,043	11,995	11,155	9,432
Provision for loan losses	3,097	(3,342)	(5,216)	(2,796)	(607)
FTE adjustment	292	298	299	302	318
Net securities losses (gains)	2	100	(201)	(467)	(160)
Provision for unfunded loan commitments reserve	(250)	(470)	(80)	(500)	900
Nonrecurring expense	250	2,288	1,880	-	4,100
PPNR	$51,481	$47,350	$48,973	$47,540	$48,177

Average Assets	$11,999,360	$11,747,295	$11,602,757	$11,102,082	$10,939,713

Return on Average Assets[3]	1.23%	1.26%	1.39%	1.46%	1.24%
PPNR Return on Average Assets[3]	1.70%	1.60%	1.69%	1.74%	1.75%

	12 Months Ended December 31,
	2021	2020
Net income	$154,885	$104,388
Income tax expense	44,973	28,699
Provision for loan losses	(8,257)	51,134
FTE adjustment	1,191	1,301
Net securities (gains) losses	(566)	388
Provision for unfunded loan commitments reserve	(1,300)	2,700
Nonrecurring expense	4,418	4,750
PPNR	$195,344	$193,360

Average Assets	$11,615,699	$10,514,051

Return on Average Assets	1.33%	0.99%
PPNR Return on Average Assets	1.68%	1.84%

PPNR is a Non-GAAP financial measure that management believes is useful in evaluating the underlying operating results of the Company excluding the volatility in the provision for loan losses, net securities gains (losses) and non-recurring income and/or expense.

FTE Adjustment	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net interest income	$85,181	$77,674	$79,178	$79,055	$80,108
Add: FTE adjustment	292	298	299	302	318
Net interest income (FTE)	$85,473	$77,972	$79,477	$79,357	$80,426
Average earning assets	$11,017,224	$10,727,498	$10,631,071	$10,141,088	$9,985,590
Net interest margin (FTE)[3]	3.08%	2.88%	3.00%	3.17%	3.20%

	12 Months Ended December 31,
	2021	2020
Net interest income	$321,088	$315,678
Add: FTE adjustment	1,191	1,301
Net interest income (FTE)	$322,279	$316,979
Average earning assets	$10,631,890	$9,571,777
Net interest margin (FTE)	3.03%	3.31%

Interest income for tax-exempt securities and loans have been adjusted to a FTE basis using the statutory Federal income tax rate of 21%.

[1]	The following tables provide the Non-GAAP reconciliations for the Non-GAAP measures contained in this release:

Non-GAAP measures
(unaudited, dollars in thousands)

Tangible equity to tangible assets	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Total equity	$1,250,453	$1,241,457	$1,225,056	$1,190,981	$1,187,618
Intangible assets	289,468	290,119	290,782	291,464	292,276
Total assets	$12,012,111	$11,994,411	$11,574,947	$11,537,253	$10,932,906
Tangible equity to tangible assets	8.20%	8.13%	8.28%	8.00%	8.41%

Return on average tangible common equity	2021				2020
	4th Q	3rd Q	2nd Q	1st Q	4th Q
Net income	$37,310	$37,433	$40,296	$39,846	$34,194
Amortization of intangible assets (net of tax)	488	497	512	609	617
Net income, excluding intangibles amortization	$37,798	$37,930	$40,808	$40,455	$34,811

Average stockholders’ equity	$1,244,751	$1,233,045	$1,203,974	$1,191,280	$1,174,102
Less: average goodwill and other intangibles	289,834	290,492	291,133	291,921	292,725
Average tangible common equity	$954,917	$942,553	$912,841	$899,359	$881,377
Return on average tangible common equity[3]	15.70%	15.97%	17.93%	18.24%	15.71%

	12 Months Ended December 31,
	2021	2020
Net income	$154,885	$104,388
Amortization of intangible assets (net of tax)	2,106	2,546
Net income, excluding intangibles amortization	$156,991	$106,934

Average stockholders’ equity	$1,218,449	$1,148,475
Less: average goodwill and other intangibles	290,838	291,787
Average tangible common equity	$927,611	$856,688
Return on average tangible common equity	16.92%	12.48%

[2]	Non-GAAP measure - Stockholders’ equity less goodwill and intangible assets divided by common shares outstanding.
[3]	Annualized.
[4]	Total past due loans, defined as loans 30 days or more past due and in an accrual status.
[5]	Securities are shown at average amortized cost.
[6]	For purposes of these computations, nonaccrual loans and loans held for sale are included in the average loan balances outstanding.